Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Tone in Twenty of our report dated December 9, 2008 on our audit of the financial statements of Tone in Twenty as of August 31, 2008 and August 31, 2007 (re-stated), and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from inception on June 12, 2006 to August 31, 2008.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    December 10, 2008


                6490 West Desert Inn Road, Las Vegas, NV 89146
                       (702)253-7499 Fax (702)253-7501

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